SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2008

SECURITY INTELLIGENCE TECHNOLOGIES, INC.
Exact name of registrant as specified in its charter)

Florida	000-31779	65-0928369
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
Formation)

145 Huguenot Street, New Rochelle, NY	10801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914)-654-8700

Item 4. Changes In Registrant’s Certifying Accountant

On June 11, 2008, the board of directors accepted the resignation of Demetrius & Company, L.L.C. as the Registrant’s independent public accountants. On June 17, 2008, the board of directors selected Hoberman, Miller, Goldstein & Lesser, P.C. to serve as the Registrant’s independent public accountant for the fiscal year ending June 30, 2008. At no time since its engagement has Hoberman, Miller, Goldstein & Lesser, P.C. had any direct or indirect financial interest in or any connection with the Registrant or any of its subsidiaries other than as independent accountant. Neither the Registrant nor someone on its behalf consulted Hoberman, Miller, Goldstein & Lesser, P.C. prior to engagement regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Registrants financial statements.

The Registrant’s financial statements for the fiscal years ended June 30, 2006 and June 30, 2007 were audited by Demetrius & Company, L.L.C., whose report on such financial statements did not include any adverse opinion, or disclaimer of opinion, nor was the report qualified or modified as to audit scope or accounting principles. The report however was modified as to the Registrant's ability to continue as a going concern. There were no disagreements with Demetrius & Company, L.L.C. on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures in connection with the audit for the fiscal years ended June 30, 2006 and June 30, 2007 and financial statements filed on Form 10QSB for subsequent interim periods preceding their resignation on June 11, 2008.

Item 7. Financial Statements and Exhibits

16.1	Letter dated June 18, 2008, from Demetrius & Company, L.L.C. to the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

SECURITY INTELLIGENCE TECHNOLOGIES, INC.

By: /s/ BEN JAMIL
Name: Ben Jamil
Title: President and Chief Executive Officer

Dated: June 18, 2008